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Exhibit 1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

Dated November 21, 2001

between

AT&T CORP.

and

THE INITIAL PURCHASERS

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into on November 21, 2001, between AT&T Corp., a New York corporation (the "Company"), and Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Salomon Smith Barney Inc. and the several Persons (as defined below) listed on Schedule I hereto (each, an "Initial Purchaser" and collectively, the "Initial Purchasers").

        This Agreement is made pursuant to the Purchase Agreement dated November 15, 2001, between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $1,500,000,000 principal amount of the Company's 6.5% Senior Notes Due 2006, $2,750,000,000 principal amount of the Company's 7.30% Senior Notes Due 2011, $2,750,000,000 principal amount of the Company's 8.00% Senior Notes Due 2031, €1,500,000,000 principal amount of the Company's Floating Rate Senior Notes due 2003 and €2,000,000,000 6% Senior Notes due 2006 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.    Definitions

        As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "AT&T Communications Services" or "CSI" shall mean the entity, if any, to be split off from the Company and comprising substantially all of the assets, businesses, joint ventures and investments making up the Company's business services and consumer services businesses.

          "Closing Date" shall mean the date of the closing as described in the Purchase Agreement.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "CSI Indenture" shall mean the indenture between AT&T Communications Services and a trustee, similar to the Indenture, relating to the notes to be issued by AT&T Communications Services in connection with the Mandatory Exchange and the Voluntary Exchange as described in the Indenture, and as the same may be amended from time to time in accordance with the terms thereof.

          "CSI Notes" shall mean the notes issued by AT&T Communications Services under the CSI Indenture.

          "Dollar-denominated Securities" shall mean those of the Securities that are denominated in the U.S. dollar.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" shall mean securities issued by the Company under the Indenture and CSI Notes issued under the CSI Indenture, in each case containing terms identical to the corresponding Registrable Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Registrable Securities or, if no such interest has been paid, from November 21, 2001 and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

          "Holder" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

          "Indenture" shall mean the Indenture relating to the Securities dated as of or around the date hereof between the Company and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble.

          "Issue Date" shall mean the date that the Securities are originally issued by the Company.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Offering Circular" shall mean the final offering circular dated as of or around the date hereof prepared by the Company in connection with the Securities.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.

          "Registrable Securities" shall mean (x) the Dollar-denominated Securities and (y) in the event that AT&T Communications Services is split off from the Company before the consummation of the Exchange Offer Registration and the Shelf Registration and that the Mandatory Exchange as described in the Indenture takes place, the CSI Notes that shall result from such Mandatory Exchange and that shall not be transferable except pursuant to an effective registration statement under the 1933 Act or in reliance upon an exemption from the registration requirements thereunder; provided, however, that such Dollar-denominated Securities and CSI Notes shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Dollar-denominated Securities and CSI Notes shall have been declared effective under the 1933 Act and such Dollar-denominated Securities and CSI Notes shall have been disposed of pursuant to such Registration Statement, (ii) when such Dollar-denominated Securities and CSI Notes have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Dollar-denominated Securities and CSI Notes shall have ceased to be outstanding. CSI Notes issued in connection with a registered Voluntary Exchange as described in the Indenture shall not constitute Registrable Securities.

          "Registrant" shall mean the Company and AT&T Communications Services, except that (i) in the event that the Company elects not to pursue the split-off of AT&T Communications Services from the Company, Registrant shall mean the Company only; and (ii) in the event that AT&T Communications Services is split off from the Company before the Exchange Offer Registration or Shelf Registration, (a) with respect to the restricted CSI Notes resulting from the Mandatory Exchange as described in the Indenture, Registrant shall mean AT&T Communications Services only, and (b) in the case of a Voluntary Exchange offer as described in the Indenture, with respect to the Dollar-denominated Securities the Holders of which have not elected to participate in such Voluntary Exchange, Registrant shall mean the Company only.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture and, where applicable, the CSI Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the Registrant that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Registrant pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture and, where applicable, the trustee with respect to the CSI Notes.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.

          "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

        2.    Registration Under the 1933 Act.

          (a)  To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its reasonable best efforts to cause to be filed within 180 days after the Issue Date an Exchange Offer Registration Statement covering the offer by the Registrant to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement be declared effective within 240 days after the Issue Date and remain effective until the closing of the Exchange Offer. The Company shall cause the Exchange Offer to commence promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its reasonable best efforts to have the Exchange Offer consummated within 270 days of the Issue Date. The Company shall cause the Exchange Offer to commence by mailing the related Exchange Offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

              (i)  that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

            (ii)  the dates of acceptance for exchange (which shall be a period of at least 30 days from the date such notice is mailed) (the "Exchange Dates");

            (iii)  that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

            (iv)  that each Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date and (B) represent that (x) it is not an affiliate of the Company as defined in Rule 405 under the 1933 Act, (y) such Registrable Security was acquired in the ordinary course of its business and (z) at the time of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities; and

            (v)  that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Securities exchanged.

          As soon as practicable after the last Exchange Date, the Company shall:

              (i)  accept, or cause to be accepted, for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

            (ii)  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange, issue or cause to be issued, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

          The Company shall use its reasonable best efforts to cause the Exchange Offer to be completed as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall cause the Initial Purchasers to be informed of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          (b)  In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 270 days of the Issue Date or (iii) in the case of any Holder that participates in an Exchange Offer that has been completed, such Holder has not received, in the opinion of counsel for the Initial Purchasers, Exchange Securities on the Exchange Date that may be offered or sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company as defined in Rule 405 under the 1933 Act or as a broker-dealer), the Company shall (A) promptly cause to be delivered to the Holders written notice thereof and (B) use its reasonable best efforts to cause to be filed, at its sole expense, as soon as practicable after, and in no event later than 90 days after, such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement of the Registrant providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC. In the event that a Shelf Registration Statement is required to be filed solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file, or cause to be filed, and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period with respect to the Registrable Securities, such shorter period) after the Issue Date or such shorter period that will terminate when (A) all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (B) in the case of clause (ii) of the first sentence of this Section 2(b), when the Exchange Offer is consummated. The Company further agrees to cause the Shelf Registration Statement supplemented or amended if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c)  In the event that the Company proceeds to effect the Exchange Offer Registration or the Shelf Registration or both before the consummation of the split-off of AT&T Communications Services from the Company and that either (i) the Company has not abandoned the possibility of such split-off or (ii) the Notification Mailing Date as described in the Indenture has passed and the Mandatory Exchange Conditions as described in the Indenture were satisfied on such date, the Company shall procure the participation of AT&T Communications Services as a Registrant, together with the Company, in the Exchange Offer Registration and the Shelf Registration.

          (d)  In the event the split-off of AT&T Communications Services from the Company is contemplated, whether the split-off precedes the Exchange Offer Registration or the Shelf Registration or follows such a filing, the Company shall procure that, on or before the consummation of such a split-off, AT&T Communications Services join the Company as a signatory to this Agreement such that this Agreement shall apply mutatis mutandis to AT&T Communications Services with respect to any restricted CSI notes, provided that "Registrable Securities" vis-a-vis AT&T Communications Services shall only have the meaning ascribed to it by clause (y) of the definition of Registrable Securities, and provided further that if all the Dollar-denominated Securities are exchanged for CSI Notes or no Dollar-denominated Securities are outstanding, and AT&T Communications Services has become a party to this Agreement as described immediately above and assumed all obligations of the Company hereunder, the Company shall be released from this Agreement with respect to all obligations arising hereunder, including its indemnification and contribution obligations under Section 5 hereof. If a Voluntary Exchange (as described in the Indenture) occurs, and less than all the Dollar-denominated Securities are exchanged for CSI Notes, then the Company shall be released from its obligations arising under this Agreement only with respect to those Dollar-denominated Securities that have been exchanged for CSI Notes, and are thereafter discharged under the Indenture.

          (e)  The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a), Section 2(b) and Section 2(c). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (f)    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          In the event that (i) an Exchange Offer Registration Statement (or a Shelf Registration Statement pursuant to Section 2(b)) is not filed with the SEC on or prior to the 180th day following the Issue Date, (ii) an Exchange Offer Registration Statement is not declared effective on or prior to the 240th day following the Issue Date (unless a Shelf Registration Statement shall have been filed pursuant to Section 2(b)) or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 270th day following the Issue Date, the interest rate on the Registrable Securities will be increased by 0.25% per annum from and including the next day following the applicable period referred to in clauses (i) through (iii); provided that the interest rate on the Registrable Securities pursuant to the foregoing will in no event increase by more than 0.25% per annum in the aggregate; and provided further that if the Exchange Offer Registration Statement is not declared effective on or prior to the 240th day following the Issue Date and the Company requests Holders of the Registrable Securities to provide the information as described in Section 3(p), the Registrable Securities held by Holders who do not deliver such information to the Company when so requested will not be entitled to any such increase in the interest rate for any day after the 240th day following the Issue Date. Upon (A) the filing of an Exchange Offer Registration Statement after the 180-day period referred to in clause (i), (B) the effectiveness of an Exchange Offer Registration Statement after the 240-day period referred to in clause (ii) or (C) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 270-day period referred to in clause (iii), in each case the interest rate on the Registrable Securities from the day of such filing, effectiveness or consummation, as the case may be, shall be reduced to the original interest rate of the Dollar-denominated Securities as of the Issue Date.

          In the event that a Shelf Registration Statement is declared effective pursuant to Section 2(b) and the Company fails to keep such Shelf Registration Statement continuously effective or usable for resales for the period set forth in Section 2(b) due to any matter contemplated by Section 3(e)(v), and such failure continues for more than 60 days (whether or not consecutive) in any twelve-month period, then the interest rate on the Dollar-denominated Securities will be increased by 0.25% per annum from the 61st day until the earlier of (x) the date that the Shelf Registration Statement is again deemed effective or is usable, (y) the date that is the second anniversary of the Issue Date (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period), or (z) the date as of which all the Dollar-denominated Securities are sold pursuant to the Shelf Registration Statement.

          (g)  Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

        3.    Registration Procedures.

        In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a), Section 2(b) and Section 2(c) hereof, the Company shall as expeditiously as possible:

          (a)  cause to be prepared and filed with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b)  cause to be prepared and filed with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under

  Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

          (c)  in the case of a Shelf Registration, furnish or cause to be furnished to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d)  use its reasonable best efforts to cause the Registrable Securities registered or qualified under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e)  in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, including (A) the fact that the Registration Statement or the related Prospectus contains an untrue statement of material fact or omits to state a material fact required or necessary in order to make the statements therein not misleading and (B) circumstances relating to pending corporate developments, public filings with the SEC and similar events that result in such Registration Statement not being continuously effective or usable for resales during the period set forth in Section 2(b) and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (g)  in the case of a Shelf Registration, furnish, or cause to be furnished to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h)  in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

          (i)    in the case of a Shelf Registration, upon the occurrence of any matter contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to cause to be prepared and filed with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or cause to be filed any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has had the Prospectus amended or supplemented to correct such misstatement or omission. The Company will extend (A) the period set forth in Section 2(b) during which the Company is required to keep the Shelf Registration Statement effective and (B) the period set forth in Section 4(b)(i) during which Participating Broker-Dealers are authorized to use the Prospectus, by the number of days during the period from and including the date of the giving of such notice to and including the date when Holders receive copies of the supplemented or amended Prospectus necessary to permit resales of the Dollar-denominated Securities or to and including the date on which the Company has given notice that the sale of the Dollar-denominated Securities may be resumed, as the case may be;

          (j)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document

  (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

          (k)  obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

          (l)    cause the Indenture or the CSI Indenture, as the case may be, to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture and the CSI Indenture as may be required for the Indenture and the CSI Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture and the CSI Indenture to be so qualified in a timely manner;

          (m)  in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

          (n)  in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

          (o)  if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

          (p)  in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement)

  addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

        In the case of a Shelf Registration Statement, (A) a Holder that sells Registrable Securities pursuant to such Shelf Registration Statement will be required to be named as a selling security holder in the related Prospectus and (B) the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. The Company will not have any obligation to include in the Shelf Registration Statement any Holder that does not deliver such information to the Company.

        In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.

        The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

        4.    Participation of Broker-Dealers in Exchange Offer.

          (a)  The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Dollar-denominated Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

          The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

          (b)  In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

              (i)  the Company shall not be required to cause the amendment or supplement of the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 240 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

            (ii)  the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (y) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

          (c)  The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

        5.    Indemnification and Contribution.

          (a)  The Company agrees to indemnify and hold each Initial Purchaser, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, and liabilities arising because any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of any Initial Purchaser or any Holder for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

          (b)  Each Holder agrees, severally and not jointly, to indemnify and hold the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement, and each Person who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of such Initial Purchaser for use in connection with the preparation thereof.

          (c)  Upon the commencement of any action against any Person in respect of which indemnity may be sought on account of any indemnity agreement contained herein, such Person or any Person controlling such Person as aforesaid, will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Salomon Smith Barney Inc., jointly, in the case of an action in which one or more Initial Purchasers, or controlling persons are indemnified parties, by the Majority Holders in the case of an action in which the Holders, or controlling persons are indemnified parties, and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

          (d)  If the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnified party or parties on the one hand and the indemnifying party or parties on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this paragraph (d) shall be deemed to include, subject to the limitations set forth above in this Section 5, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were sold by such Holder exceeds the amount of any damages which such Holder has been required to pay, otherwise than pursuant to this paragraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(e) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

        6.    Miscellaneous.

          (a)  No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b)  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

          (c)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (e)  Purchases and Sales of Registrable Securities. The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

          (f)    Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g)  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)    Governing Law. This Agreement shall be governed by the laws of the State of New York.

          (j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AT&T CORP.
By:

Name:
Title:
Confirmed and accepted as of the date first above written:
CREDIT SUISSE FIRST BOSTON CORPORATION
By:

Name:
Title:
GOLDMAN, SACHS & CO.
By:

(Goldman, Sachs & Co.)
SALOMON SMITH BARNEY INC.
By:

Name:
Title:

Acting severally on behalf of themselves and the several Initial Purchasers named herein

SCHEDULE I—INITIAL PURCHASERS

Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Caboto Holding SIM S.p.A.
First Union Securities, Inc.
HSBC Securities (USA) Inc.
Mizuho International plc
The Royal Bank of Scotland plc
Tokyo-Mitsubishi International plc
The Williams Capital Group, L.P.

QuickLinks

  Exhibit 1
REGISTRATION RIGHTS AGREEMENT
SCHEDULE I—INITIAL PURCHASERS